Exhibit 31.2

CHIEF ACCOUNTING OFFICER CERTIFICATION PURSUANT TO 17 CFR 240.13a-14
I, Mark J. Blum, certify that:

1) I have reviewed this annual report Form 10-KSB of First Valley Bancorp;
2)
Based on my knowledge, this annual report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4)
The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and we have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) [Omitted in accordance with SEC Release Nos. 33-8238 and 34-47986];
c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in the report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation;

d)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to affect, the small business issuer’s internal control over financial reporting: and

5)
The small business issuer’s other certifying officers and I have disclosed, based on our most recent evaluation, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

a)
all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial data information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls over financial reporting.

Date: __March 30, 2006______________

_/ s / Mark J. Blum_______________________
Mark J. Blum
Executive Vice President, Treasurer, Chief
Financial Officer and Principal Accounting Officer